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                                                                    Exhibit 24

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each undersigned Director of Barr Laboratories, Inc., a New York corporation, which is about to file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8, hereby constitutes and appoints Bruce L. Downey and Paul M. Bisaro, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the other, to sign such Registration Statement and to file such Registration Statement and the exhibits thereto and any and all other documents in connection therewith with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Dated: November 21, 2000

/s/ ROBERT J. BOLGER                        /s/ EDWIN A. COHEN
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Robert J. Bolger                            Edwin A. Cohen

/s/ MICHAEL F. FLORENCE                     /s/ JACOB M. KAY
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Michael F. Florence                         Jacob M. Kay

/s/ BERNARD C. SHERMAN                      /s/ GEORGE P. STEPHAN
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Bernard C. Sherman                          George P. Stephan